UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 16, 2012 (April 10, 2012)

TEC TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53432	13-4013027
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Xinqiao Industrial Park
Jingde County
Anhui Province 242600
People’s Republic of China
(Address of principal executive offices)

(86) 563 8023488
(Registrant's telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 10, 2012, Mr. Yuhua Yang resigned as the Chief Financial Officer of TEC Technology, Inc. (the “Company”). Mr. Yang’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On the same date, the Board of Directors of the Company appointed Dr. Peter Lim Boon-Lum as the Company’s Chief Financial Officer, effective immediately upon Mr. Yang’s resignation.

Dr. Lim has more than 10 years of experience in financial management. Dr. Lim was the Company’s Vice President for Investment Relations from January 2011 to April 2012. Prior to joining the Company, Dr. Lim worked as the CEO and Technical Director of AEI PTE LTD and AEI Group of Company since January 2010. From July 2006 to January 2010, Dr. Lim worked as an executive officer and board member for various companies, including Layer 1 PTE LTD, Dorado-Network PTE LTD and Equine Technology SDN BHD. Dr. Lim holds Ph.D, MEng and BEng(Hons) degrees from National University of Singapore (NUS) and is a member of Singapore Institute of Management (SIM), IEEE and SCASST. Dr. Lim is also a Green Mark Manager accredited by BCA Singapore.

There is no family relationship exists between Dr. Lim and any directors or executive officers of the Company. In addition, there has been no transaction, no is there any currently proposed transaction between Dr. Lim and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2012

TEC TECHNOLOGY, INC.

By: /s/ Chun Lu
Chun Lu
Chief Executive Officer